UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2009

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As part of the Company’s routine investor relations activities, George Gleason, Chairman and Chief Executive Officer, and Greg McKinney, Executive Vice President and Controller, will make a presentation at the Stephens Inc. Spring Investment Conference in New York, New York on June 2, 2009 at 8:30 a.m. EDT. Interested investors may access the presentation through a webcast at http://www.wsw.com/webcast/stph11/ozrk/ or through the Company’s website under Investor Relations. A replay of the presentation will be available through the Company’s website for one year after the event. In addition, Messrs. Gleason and McKinney expect to have a number of private meetings with investors in New York on June 1 and 2, 2009 and in Boston on June 3, 2009. At these meetings the Company expects to discuss and update previous guidance and provide certain new information as set forth below.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Legal Proceedings

In its report on Form 10-Q for the quarterly period ended March 31, 2009, the Company reported on a lawsuit filed on May 1, 2009 against the Company, its bank subsidiary, Mr. Gleason and another officer of the Company’s bank subsidiary. The lawsuit asserts various theories of liability and seeks substantial damages. The Company and the other defendants have not yet responded to the complaint, but intend to vigorously defend the action and believe that the allegations of the complaint are wholly without merit.

As reported in more detail in the Form 10-Q, the Company had various loans outstanding to the plaintiffs. At the time of the filing of the complaint, such loans totaled $25.6 million. The borrowers’ subsequently defaulted on the loans, and as a result the Company has liquidated certain deposit accounts and a letter of credit which served as partial collateral for the loans. The $2.3 million proceeds of the liquidation of the deposit accounts and letter of credit were applied as principal reductions on the loans reducing the outstanding aggregate balance to $23.3 million. In addition, based on recently completed reappraisals of the underlying real estate collateral securing the loans, reflecting an aggregate current appraised value of $12.8 million, the Company has charged off $10.5 million of the loans leaving an outstanding aggregate principal balance of $12.8 million. This charge-off reflects the assumption that the loans are solely collateral dependant and does not take into account the potential recovery of additional amounts from the borrowers and guarantors. The remaining outstanding aggregate principal balance of the loans is past due and on non-accrual status, and will thus increase the Company’s asset quality ratios relating to past due loans and leases, nonperforming loans and leases and nonperforming assets for the current quarter.

Net Charge-offs and Allowance for Loan and Lease Losses

Prior to the May 1, 2009 filing of the above-referenced lawsuit, payments on the subject loans had been made in a timely manner and the Company had expected the loans to continue to perform. Accordingly, the Company’s previous guidance, which included guidance that net charge-offs for 2009 would equal approximately 70 basis points of total loans and leases, did not include the $10.5 million pre-tax charge-off related to these loans. The Company believes that its prospects for net charge-offs for 2009 have not materially changed other than the addition of the $10.5 million second quarter charge-off related to these loans.

The Company expects its allowance for loan and lease losses will increase in the current quarter from the 1.86% of total loans and leases at March 31, 2009. While the amount of such increase could be affected by a number of factors, based on current information, management estimates that this allowance ratio may increase by approximately 10 to 20 basis points at June 30, 2009.

Investment Securities Portfolio

In its regular quarterly conference call on April 14, 2009, the Company restated that it will manage its investment securities portfolio with a view to maximizing long-term total returns, buying securities when it believes it is advantageous to buy and selling securities when it believes it is beneficial to sell. In that call, the Company noted that it was a seller of investment securities in the first quarter of 2009 because of recent increases in market prices of certain securities and the Company’s evolving assumptions regarding interest rate risk in light of recent developments in government monetary and fiscal policy. The Company also reported in that conference call that it expected gains on sales of securities in the second quarter of 2009 to offset all or a substantial portion of the cost of the then proposed FDIC special assessment.

Based on the Company’s continued evaluation of interest rate risk, including the potential effects of significant United States government monetary and fiscal policy actions in recent months, the Company has continued to be a seller of investment securities and reduce the size of its investment securities portfolio in the first two months of the second quarter of 2009. From April 1, 2009 through May 29, 2009, the Company sold investment securities with a cost basis of approximately $167 million resulting in net pre-tax gains of approximately $14.5 million. The Company will continue to manage its investment securities portfolio with a view to maximizing its return to the Company while managing the portfolio’s credit risk and interest rate risk.

Net Interest Income and Net Interest Margin

The Company has a long-standing goal of achieving record net interest income in each quarter through a combination of growth in earning assets and maintaining a favorable net interest margin. The reduction in the Company’s earning assets resulting from the recent sales of investment securities may keep the Company from reaching this goal in the current quarter and thereafter until sufficient growth in earning assets is achieved. However, the recent changes in the investment securities portfolio are not expected to keep the Company from achieving its guidance for net interest margin. In recent conference calls, the Company stated that it expects to achieve net interest margin in each quarter of 2009 at a level approximately equal to or slightly above the 4.52% level achieved in the fourth quarter of 2008. In the most recent quarterly conference call on April 14, 2009, the Company noted that the 4.73% net interest margin achieved in the first quarter of 2009 was not affected by significant unusual items and was a reasonable starting point for projecting net interest margin for the coming quarters. The Company believes that its prior guidance is still appropriate.

Special FDIC Assessment

As expected, on May 22, 2009 the Federal Deposit Insurance Corporation approved a final rule establishing a special assessment on all insured depository institutions. The Company estimates that its pre-tax cost of the special assessment will be approximately $1.3 million. The actual amount of the special assessment will be based on financial data as of June 30, 2009 and accrued as an expense in the second quarter.

Summary

The Company estimates that in the current quarter the increased costs from its higher than expected provision for loan and lease losses and the FDIC special assessment will be largely offset by the increased income from gains on sales of investment securities. As a result, the Company believes that its prior guidance that the Company will generate a good level of net income, or even a record level of net income, in each quarter of 2009 is still appropriate.

Forward-Looking Information

This filing and other filings made by the Company with the Securities and Exchange Commission and other oral and written statements or reports by the Company and its management include certain forward-looking statements including, without limitation, statements about economic, housing market, competitive and interest rate conditions, plans, goals, beliefs, expectations and outlook for revenue growth, net income and earnings per share, net interest margin, net interest income, non-interest income, including service charges on deposit accounts, mortgage lending and trust income, gains (losses) on investment securities and sales of other assets, non-interest expense, including the cost of opening new offices, efficiency ratio, anticipated future operating results and financial performance, asset quality, including the effects of current economic and housing market conditions, nonperforming loans and leases, nonperforming assets, net charge-offs, changes in the allowance for loan and lease losses, past due loans and leases, litigation, interest rate sensitivity, including the effects of possible interest rate changes, future growth and expansion opportunities, including plans for opening new offices, opportunities and goals for future market share growth, expected capital expenditures, loan, lease and deposit growth, changes in the volume, yield and value of the Company’s investment securities portfolio, availability of unused borrowings and other similar forecasts and statements of expectation. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “look,” “seek,” “may,” “will,” “could,” “trend,” “target,” “goal,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs, plans and assumptions of management at the time of such statements and are not guarantees of future performance.

Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management due to certain risks, uncertainties and assumptions. Certain factors that may affect operating results of the Company include, but are not limited to, potential delays or other problems in implementing the Company’s growth and expansion strategy, including delays in identifying satisfactory sites, hiring qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the ability to attract new deposits, loans and leases; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including continued interest rate changes and/or changes in the yield curve between short-term and long-term interest rates; competitive factors and pricing pressures, including their effect on the Company’s net interest margin; general economic, unemployment, credit market and housing market conditions, including their effect on the creditworthiness of borrowers and lessees, collateral values and the value of investment securities; changes in legal and regulatory requirements; changes in regular or special assessment rates by the Federal Deposit Insurance Corporation for deposit insurance; recently enacted and potential legislation including legislation intended to stabilize economic conditions and credit markets and legislation intended to protect homeowners; adoption of new accounting standards or changes in existing standards; and adverse results in present or future litigation as well as other factors described in this and other Company reports and statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: May 29, 2009	/s/ Paul Moore
Paul Moore
Chief Financial Officer
and Chief Accounting Officer